Exhibit (e)(6)(xi)

FORM OF

AMENDMENT NO. 9

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 9 to the Amended and Restated Distribution Agreement (“Amendment No. 9”), dated as of [September XX, 2007], between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust and the Distributor have determined to add the new [Income Portfolio], [Income and Growth Portfolio], [Balanced Portfolio], [Moderate Growth Portfolio] and [Aggressive Growth Portfolio] (the “New Portfolios”) to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Portfolio. The following portfolio of the Trust is hereby deleted in its entirety from the Agreement: EQ/AllianceBernstein Growth and Income Portfolio.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:		By:
Name:	Steven M. Joenk	Name:	James A. Shepherdson
Title:	President and Chief	Title:	Chief Executive Officer
Executive Officer

SCHEDULE A

AMENDMENT NO. 9

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

EQ/AllianceBernstein Common Stock Portfolio

EQ/AllianceBernstein Intermediate Government Securities

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Quality Bond Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/AllianceBernstein Value Portfolio

EQ/BlackRock Basic Value Equity Portfolio (formerly, EQ/Mercury Basic Value Equity)

EQ/BlackRock International Value Portfolio* (formerly, EQ/Mercury International Value)

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Money Market Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

MarketPLUS International Core Portfolio (formerly, EQ/Capital Guardian International Portfolio)

MarketPLUS Large Cap Growth Portfolio (formerly, EQ/MFS Emerging Growth Companies Portfolio)

MarketPLUS Large Cap Core Portfolio (formerly, EQ/MFS Investors Trust Portfolio)

MarketPLUS Mid Cap Value Portfolio (formerly, EQ/FI Mid Cap Value Portfolio)

[Income Portfolio]

[Income and Growth Portfolio]

[Balanced Portfolio]

[Moderate Growth Portfolio]

[Aggressive Growth Portfolio]